Exhibit 99.1

WILSON FAMILY COMMUNITIES, INC.

QUARTER ENDED SEPTEMBER 30, 2005

ITEM 1. FINANCIAL STATEMENTS

WILSON FAMILY COMMUNITIES, INC.
Balance Sheets
As of September 30, 2005 and December 31, 2004

	(unaudited)
	September 30,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$3,625,485	8,943
Other assets	121,114	-
Total current assets	3,746,600	8,943
Inventory
Land	10,197,947	375,354
Construction in progress	119,453	-
Total inventory	10,317,400	375,354
Non-current assets:
Equipment and software, net of accumulated
depreciation and amortization	28,339	-
Total assets	$14,092,338	384,297

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$262,557	-
Notes payable	6,683,879	-
Line of credit	17,481	-
Accrued expenses	175,089	60
Accrued interest	91,729	5,213
Deferred income	11,223	5,581
Due to related parties	419,800	21,000
Total current liabilities	7,661,758	31,854
Long term notes payable	-	279,800
Total liabilities	7,661,758	311,654

PARTNERS’ EQUITY
General partner	-	-
Limited partners	-	72,643
STOCKHOLDERS’ EQUITY
Series A Convertible Preferred Stock, $0.001 par value,
10,000,000 shares authorized, 6,804,789 issued and
outstanding, liquidation value of $6,804,789	6,805	-
Additional paid in capital, preferred stock	6,797,984	-
Common stock, $0.001 par value, 20,000,000 shares
authorized, 10,000,000 shares issued and outstanding	10,000	-
Additional paid in capital, common stock	68,286	-
Retained deficit	(452,495)	-
Total stockholders' equity	6,430,580	72,643
Total liabilities and stockholders' equity	$ 14,092,338	384,297

See accompanying notes to financials statements.

WILSON FAMILY COMMUNITIES, INC.
Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues
Revenues	$255,000	-	255,000	-
Cost of revenues	114,587	-	114,587	-
Gross profit	140,413	-	140,413	-
Costs and expenses:
Corporate general and administration	369,270	31,053	434,305	30,985
Sales and marketing	105,200		112,372	-
Total costs and expenses	(474,470)	31,053	546,677	30,985
Operating (loss)	(334,057)	(31,053)	(406,264)	(30,985)
Interest income	36,248	10	44,122	11
Interest expense	(127,968)	-	(144,710)	-
Total other income (expense) net	(91,720)	10	(100,588)	11
Net loss	$(425,777)	(31,043)	(506,852)	(30,974)

Basic and diluted (loss) per share	$(0.04)	-	(0.11)	-
Basic and diluted weighted average
common shares outstanding	10,000,000	-	4,444,444	-

See accompanying notes to financials statements.

WILSON FAMILY COMMUNITIES, INC. Statements of Cash Flows Nine Months Ended September 30, 2005 and 2004 (Unaudited)
	September 30
	2005	2004
Cash flows from operating activities:
Net loss	$(506,852)	(30,974)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,091	-
Increase in inventory	(646,269)	(95,554)
Increase in other assets	(121,114)	-
Increase (decrease) in accounts payable	262,557	(1,720)
Increase in other payables	180,671	61
Increase in interest payable	86,516	-
Net cash used in operating activities	(743,400)	(128,187)
Cash flows from investing activities:
Purchase of fixed assets	(29,430)	-
Net cash used in investing activities	(29,430)	-
Cash flows from financing activities:
Repayment of notes payable	(207,109)	-
Advances on line on line of credit	17,481	-
Partnership contributions	-	(1,257)
Partnership distributions	-	127,718
Advances from related parties, net	119,000	1,000
Proceeds from sales of Common Stock	60,000	-
Proceed from sales of Series A Convertible Preferred stock	4,400,000	-
Net cash provided by financing activities	4,389,372	127,461
Net increase (decrease) in cash and cash equivalents	3,616,542	(726)
Cash and cash equivalents at beginning of period	8,943	1,720
Cash and cash equivalents at end of period	$3,625,485	994
Supplemental disclosure of non-cash financing activities:
Notes payable issued for land	$6,890,988	279,800
Preferred stock issued for land	2,404,789	-
Total land purchased	9,295,777	-

Common stock issued for partnership interest	$18,286	-
Cash paid for interest	$51,138	-
Cash paid for income taxes	$-	-

See accompanying notes to the financial statements.

WILSON FAMILY COMMUNITIES, INC.
Notes to Financial Statements
Three months and Nine Months Ended September 30, 2005 and 2004 and
Year Ended December 31, 2004

(1)	Organization

On October 11, 2005, pursuant to an Agreement and Plan of Reorganization dated as of September 2, 2005 by and among Wilson Holdings, Inc., a Nevada corporation formerly known as Cole Computer Corporation, Wilson Acquisition Corp., a Delaware corporation, Wilson Holdings, Inc., (“WFC”), the (“Company”), and a majority of the shareholders, Wilson Acquisition Corp. was merged with and into the Company, and the Company became a wholly-owned subsidiary of Wilson Holdings, Inc. (the “Merger”). As a result of the Merger, Wilson Holdings, Inc., which previously had no material operations, acquired the business of the Company.

Upon consummation of the Merger, each share of Company common stock was converted into one share of common stock of Wilson Holdings, Inc., and each share of Company Series A Convertible Preferred Stock was converted into one share of common stock of Wilson Holdings, Inc. (Note 14)

Prior to the Merger, the Company was formed as a Delaware corporation in 2005 and acquired all of the remaining partnership interests of Athena Equity Partners-Hays, L.P., (“Athena”) a Texas limited partnership (“Athena”). Athena engaged in various land acquisition, development and homebuilding services, including the purchase, entitling, and sale of a 2,400 acre mixed-use tract composed of office, retail and residential lots in Central Texas. On May 31, 2005, Athena merged into the Company through an exchange of partnership interests for common stock. The Company is focused on two types of activities: (1) strategic land acquisition and (2) residential land development services.

Land Acquisition: The core business plan is to acquire land and land rights either through purchase or option agreements.

Land Development Services: In tandem with the land acquisition efforts, the Company plans to prepare real estate for development and sell undeveloped real estate. The planned target group for sales is experienced local home builders. In addition to selling lots to these builders, the Company intends to offer a package of services designed to enable these local home builders to effectively compete against national builders. The services the Company plans to offer include the marketing, sales, accounting, bill payment, basic compliance review, financing, surety, and management services.

The financial statements and the notes of the Company as of September 30, 2005 and for the three months and nine months ended September 30, 2005 and 2004 have been prepared by management without audit, pursuant to rules and regulations of the Securities Exchange Commission and should be read in conjunction with the December 31, 2004 audited financials statements contained in the Company’s Form 8-K Current Report filed October 11, 2005. In the opinion of management, all normal, recurring adjustments necessary for the fair presentation of such financial information have been included. The preparation of financials statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.

(2)	Summary of Significant Accounting Policies

(a) Basis of Accounting

These financial statements are presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles whereby revenues are recognized in the period earned and expenses when incurred.

WILSON FAMILY COMMUNITIES, INC.
Notes to Financial Statements
Three Months and Nine Months Ended September 30, 2005 and 2004 and
Year Ended December 31, 2004

(2)	Summary of Significant Accounting Policies (continued)

	(b)	Cash Equivalents

For purposes of the statements of cash flows, the Company considers all short term, highly liquid investments with an original maturity of three months or less to be cash equivalents. At September 30, 2005 December 31, 2004, the Company’s cash equivalents consisted of money market funds which are secured by high quality short-term securities.

	(c)	Inventory

Inventory is stated at cost unless it is determined to be impaired, in which case the impaired inventory would be written down to the fair market value. Inventory costs include land, land development costs, deposits on land purchase contracts and capitalized interest and real estate taxes incurred during development and construction phases.

	(d)	Land Held Under Option Agreements Not Owned

In order to ensure the future availability of land for development, the Company enters into lot option purchase agreements with unaffiliated third parties. Under the agreements, the Company pays a stated deposit in consideration for the right to purchase land at a future time, usually at predetermined prices or percentage of proceeds as homes are sold. These options generally do not contain performance requirements from the Company nor obligate the Company to purchase the land. See subsequent events (Note 14). Lot option agreements are initially capitalized as inventory costs. If the lot options is exercised the option cost is included in the cost of the land acquired. At the earlier of the time that it is determined that the lot option will not be exercised or at the date the lot option expires the cost of the lot option is expensed. As of September 30, 2005 there were $376,500 of cash deposits included in the Land account on the Balance Sheet of which approximately $100,000 is non-refundable. There were no options outstanding as of December 31, 2004.

	(e)	Interest and Real Estate Taxes

Interest and real estate taxes attributable to land and homes are capitalized as inventory while they are being actively developed. As of September 30, 2005, approximately $151,000 of estimated real estate taxes are included in inventory.

	(f)	Revenue Recognition

Revenues from property sales are recognized in accordance with SFAS No. 66, “Accounting for Sales of Real Estate” when the risks and rewards of ownership are transferred to the buyer and the consideration received.

Revenues from land development services to builders are recognized when the properties containing the underlying services are sold and when the risks and rewards of ownership are transferred to the buyer.

	(g)	Income Taxes

Prior to the merger of Athena with WFC at May 31, 2005, Athena was a partnership and therefore did not have income taxes as the income and losses passed through to the partners. Since the merger, income taxes are accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes,” deferred tax amounts and liabilities are determined based on temporary differences between financial reporting carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

WILSON FAMILY COMMUNITIES, INC.
Notes to Financial Statements
Three Months and Nine Months Ended September 30, 2005 and 2004 and
Year Ended December 31, 2004

(2)	Summary of Significant Accounting Policies (continued)

	(g)	Income Taxes, continued

The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in the period that includes the enactment date. As of September 30, 2005, the Company had incurred losses since the merger with Athena of $451,765. (Note 8)

	(h)	Advertising Costs

The Company has incurred advertising, marketing and promotion costs as part of the sales efforts to market the real estate for sale and services offered. These costs, including the cost of developing and printing various brochures and mail out documents, are expenses as incurred.

	(i)	Property and Equipment

Property and equipment is carried at cost less accumulated depreciation. Depreciation and amortization is recorded using the straight-line method over the estimated useful life of the asset. Depreciation and amortization for equipment and computer software typically ranges from 2 to 5 years. Leasehold improvements are depreciated over the life of the respective lease. Repairs and maintenance are expensed as incurred. Costs and accumulated depreciation applicable to assets retired or sold are eliminated from the accounts and any resulting gains or losses are recognized at such time.

	(j)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Management of the Company has made estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

The Company has estimated and accrued a liability for real estate property taxes on its purchased land in anticipation of the development of the land of approximately $151,000. Once the land starts being developed, taxes on the developed portion are subject to a roll back calculation of as much as 5 years in some jurisdictions. To the extent that the estimates are dramatically different to the actual taxes, it could have a material effect on the financial statements.

	(k)	Impairment of Long-Lived Assets

The Company reviews its long-lived assets, which consist primarily of equipment and software, and real estate inventory for impairment according to whenever events or changes in circumstances indicate. Inventory is stated at the lower of cost (including direct construction costs, capitalized interest and real estate taxes) or fair value less cost to sell. Equipment and software is carried at cost less accumulated depreciation. We assess these assets for recoverability in accordance with the provisions of statement of Financial

WILSON FAMILY COMMUNITIES, INC.
Notes to Financial Statements
Three Months and Nine Months Ended September 30, 2005 and 2004 and
Year Ended December 31, 2004

(2)	Summary of Significant Accounting Policies (continued)

	(k)	Impairment of Long-Lived Assets, continued

Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. These evaluations for impairment are significantly impacted by estimates of revenues, costs and expenses and other factors. If long-lived assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No significant impairments of long-lived assets were recorded in 2005 or 2004.

	(l)	Stock-Based Compensation

Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options. As allowed by SFAS No. 123, the Company has elected to account for its employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting For Stock Issued To Employees, and (“APB 25”), which allows the use of the intrinsic value method. The Company’s basis for electing accounting treatment under APB 25 is principally due to the incorporation of the dilutive effect of these shares in the reported earnings per share calculation and the presence of pro forma supplemental disclosure of the estimated fair value methodology prescribed by SFAS No. 123 and SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. The fair value of options was calculated at the date of grant using the Black-Scholes pricing model with the following weighted-average assumptions for the three months and nine months ended September 30, 2005: risk free interest rate of 4.25%; dividend yield of 0%; weighted-average expected life of options of 5 years; and a 60% volatility factor.

If the Company had elected to recognize compensation expense for options granted based on their fair values at the grant dates, consistent with SFAS No. 123, net income and earnings per share would have changed to the pro forma amounts indicated below:

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Net loss as reported	$(425,777)	(31,043)	(506,852)	(30,974)
Deduct: Total stock based employee compensation
expense determined under the fair value based
method for all awards, net of the related tax effects	(29,483)	-	(88,448)	-
Pro forma net loss	$(455,260)	(31,043)	(595,300)	(30,974)
Net loss per share
Basic and diluted – as reported	$(0.04)		(0.11)
Basic and diluted - pro forma	$(0.05)		(0.13)

WILSON FAMILY COMMUNITIES, INC.
Notes to Financial Statements
Three Months and Nine Months Ended September 30, 2005 and 2004 and
Year Ended December 31, 2004

(2)	Summary of Significant Accounting Policies (continued)

	(m)	Loss per Common Share

Earnings per share is accounted for in accordance with SFAS No. 128, “Earnings per Share,” which require a dual presentation of basic and diluted earnings per share on the face of the statements of earnings. Basic loss per share is based on the weighted effect of common shares issued and outstanding, and is calculated by dividing net loss by the weighted average shares outstanding during the period. Diluted loss per share is calculated by dividing net loss by the weighted average number of common shares used in the basic loss per share calculation plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding.

On June 30, 2005, the Company issued 6,890,989 shares of Series A Convertible Preferred Stock. These shares as well as the cumulative dividends have been excluded from loss per share at September 30, 2005 because they were anti-dilutive.

	(n)	Financial Instruments and Credit Risk

Financial instruments that potentially subject the Company to credit risk, include cash and cash equivalents. Cash is deposited in demand accounts in federally insured domestic institutions to minimize risk. Although the balances in theses accounts exceed the federally insured limit from time to time, the Company has not incurred losses related to these deposits. As of September 30, 2005, the Company had no accounts receivable or notes receivable. Cash equivalents consist of money market accounts and are typically held in accounts with investment brokers or banks which are secured with high quality short maturity investment securities. The amounts reported for cash and cash equivalents, receivables, notes receivable,

	(n)	Financial Instruments and Credit Risk

notes payable, accounts payable and accrued liabilities are considered to approximate their market values based on comparable market information available at the respective balance sheet dates and their short-term nature.

	(o)	Risks and Uncertainties

The Company’s current activities are limited to the geographical area of Central Texas which the Company defines as encompassing the Austin Metropolitan Statistical Area, or Austin MSA, and the San Antonio Metropolitan Statistical Area, or San Antonio MSA. This geographic concentration makes the Company’s operations more vulnerable to local economic downturns than those of larger, more diversified companies.

	(p)	Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standard Board (FASB) issued a revision to Statement of Financial Accounting Standard No. 123, “Accounting for Stock-Based Compensation” (SFAS 123R). SFAS 123R eliminates the use of the intrinsic value method of accounting under APB Opinion 25, “Accounting for Stock Issued to Employees,” and generally requires a public entity to reflect the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grand date in its income statement instead of pro forma disclosures in its

WILSON FAMILY COMMUNITIES, INC.
Notes to Financial Statements
Three Months and Nine Months Ended September 30, 2005 and 2004 and
Year Ended December 31, 2004

(2)	Summary of Significant Accounting Policies (continued)

(p) Recently Issued Accounting Pronouncements, continued

financial statement footnotes. The grant-date fair value will be estimated using option-pricing models adjusted for unique characteristics of those equity instruments. Among other things, SFAS 123R also requires entities to estimate the number of instruments for which the requisite service is expected to rendered and, if the terms or conditions of an equity award are modified after the grant date, to recognize incremental compensation cost for such a modification by comparing the fair value of the modified award with the fair value of the award immediately before the modification. In addition, SFAS 123R amends FASB Statement No. 95, “Statement of Cash Flows,” to require that excess tax benefits be reported as a financing of cash inflow rather than as a reduction of taxes paid. SFAS 123 as amended is effective in the first annual effective reporting period that begins after December 15, 2005 (January 1, 2006 for the Company). As of the required effective date, entities that used the fair-value-based method under the original Statement 123 will apply this revised statement using a modified version of prospective application. The Company is currently evaluating the requirements of SFAS 123R and will adopt this statement at that date. Although the Company cannot estimate the exact amount at this time, the Company expects that the adoption of this statement could have a material effect on the financial statements.

(3)	Inventory

The Company’s inventory includes real estate, real estate development costs and earnest money on land purchase options. As of September 30, 2005, the company owned two undeveloped tracts of land of approximately 15 acres and 736 acres in Hays County, Texas. (Notes 4 and 5) Earnest money deposits for land options included in inventory totaled $376,500 at September 30, 2005 of which $100,000 is non- refundable.

(4)	Related Party Transactions

In 2004, Clark N. Wilson became the sole remaining partner of Athena. On May 31, 2005 Athena merged with WFC and the remaining Athena assets and partnership interests were exchanged for 9,000,000 shares of WFC common stock. Also at the time of the merger, trusts belonging to various members of the Wilson family, purchased 1,000,000 shares of common stock for $60,000.

In March of 2005, some of the trusts belonging to the Wilson family purchased a note for $279,800 from a third party that is secured by approximately 15 acres of land. The terms of the notes payable to Wilson family trusts remained the same at 8% per annum but the maturity date was changed from October 7, 2008 to April 4, 2006 when the entire principal and interest will be due and payable. (Note 9)

In June 2005, Clark N. Wilson, President and CEO of the Company and John O. Gorman purchased 2,200,000 and 2,000,000 shares respectively, of Series A Convertible Preferred Stock from the company for $1.00 per share.

In August the Company repaid $121,000 that Mr. Wilson had advanced to the Company prior to the merger with Athena. In October 2005, the Company repaid the remaining $140,000 advanced by Mr. Wilson to the Company. (Note 14)

WILSON FAMILY COMMUNITIES, INC.
Notes to Financial Statements
Three Months and Nine Months Ended September 30, 2005 and 2004 and
Year Ended December 31, 2004

(5)	Real Property Purchase

SGL Development, Ltd. and SGL Investments, Ltd., (collectively, “SGL”) were owners of approximately 736 acres of undivided land in Hays County, Texas. Clark N. Wilson directly and beneficially (through Steamboat Joint Venture) owned 13.59% (Wilson Beneficial Interest) of the property and John O. Gorman indirectly owned 12.33% (Gorman Beneficial Interest) of the property. In June 2005, SGL distributed to Mr. Wilson and Mr. Gorman their beneficial ownership in the property which they sold to the Company in exchange for 1,260,826 and 1,143,963 respectively of the 2,404,789 preferred shares issued by the Company in the transaction. SGL then sold the remaining property, approximately 74.08%, to the Company in exchange for notes payable of $6,890,988. The notes payable issued have principal and interest due at maturity on June 30, 2006, with interest at the prime rate as reported in the Wall Street Journal adjusted for changes, (“Prime Rate”) for the first six months, Prime Rate plus 2.00% for the second six months and Prime Rate plus 2.25% with an exercise of an extension period of 90 days on the notes if the notes are not in default. The interest rate on the notes was 6.75% as of September 30, 2005. The notes are secured by the entire property acquired. There is a provision for partial releases of the land, lots and tracts, with assignments ranging from 100% to 140% of the par value per acre as a condition of the releases.

As of September 30, 2005, two of the properties had been sold by the Company and repayments of $207,109 of principal and $35,163 of interest had been made to SGL Development, Ltd.

(6)	Liquidity and Capital Resources

The Company has $3.6 million in cash and cash equivalents as of September 30, 2005 and plans to commit substantial cash for the option rights to purchase land and guarantee certain payments regarding the development of the optioned land. At September 30, 2005 the Company had a negative working capital of $3.9 million.

The Company intends to reduce the balance of the $6.8 million notes payable through a combination of land sales and refinancing of the balance. The Company has a limited operating history since the merger and is currently attempting to raise additional operating capital for its expansion. (Note 14). It is unknown if these efforts will be successful. If the Company is unsuccessful in raising additional operating capital, the Company will scale down its operations, seek additional financial institution borrowings and additional investment from private sources.

As of September 30, 2005, the Company had secured a $2 million line of credit. (Note 9) The Company also intends to enter into transactions with local home builders that will require substantial capital resources and additional lines of credit and working capital.

(7)	Commitments and Contingencies

Options Purchase Agreements

In order to ensure the future availability of land for homebuilding, the Company plans to enter into lot option purchase agreements with unaffiliated third parties. Under the proposed option agreements, the Company pays a stated deposit in consideration for the right to purchase land at a future time, usually at predetermined prices or percentage of proceeds as homes are sold. These options generally do not contain performance requirements from the Company nor obligate the Company to purchase the land. See subsequent events (Note 14).

WILSON FAMILY COMMUNITIES, INC.
Notes to Financial Statements
Three Months and Nine Months Ended September 30, 2005 and 2004 and
Year Ended December 31, 2004

(7)	Commitments and Contingencies (continued)

Non-Compete

Clark N. Wilson, the Company’s chief executive officer, served as the President and Chief Executive Officer of Clark Wilson Homes, Inc., a subsidiary of Capital Pacific Holdings, from 1992 to 2003. Pursuant to an agreement executed in connection with the sale of Clark Wilson Homes to J.M. Peters Company in 1994, Mr. Wilson agreed not to engage in the businesses of acquisition, ownership, development, construction or sale of dwelling units in certain portions of the United States in which the Company plans to do business. While the Company does not believe that this covenant not to compete remains in effect, the stated term of this covenant not to compete is for a term of five years for certain enumerated counties in Texas and for three years for certain other counties in the United States. It is the position of the Company that the covenant not to compete relates to the business of building homes, and that the purchase and sale of real estate as contemplated by the Company does not violate the covenant.

Litigation

The Company is not aware of any material pending legal proceedings, or other litigation incidental to our business, which would have a material adverse affect, to which the Company or any of its subsidiaries is a party or of which any of their property is the subject.

Office Lease

The Company entered into a sublease agreement with a related party for 4,000 square feet of office space. The sublease term is nineteen months beginning July 1, 2005 at $6,166 per month and may be cancelled by either party with 60 days written notice. The Lease provides for expansion space with 30 days written notice.

(8)	Income Taxes

Prior to the merger on May 31, 2005, the partnership gains and losses passed through to the individual partners and income taxes are not applicable to previous periods. The Company had net losses subject to income taxes at September 30, 2005 of $451,765 with a an estimated deferred tax asset of $167,153. Due to the uncertainty that the deferred tax asset will be realized, the Company has not accrued any deferred tax assets.

(9)	Notes Payable

In October 2003, the company exchanged notes payable of $279,800 and approximately $95,000 in cash for approximately 15 acres of land in Hays County, Texas. Interest on the note was 8% per annum, payable quarterly with a maturity date of October 7, 2008. In March of 2005 the note was purchased by trusts belonging to some Wilson family members. The interest rate remained the same at 8% per annum but the maturity date changed to April 4, 2006.

In June 2005 the Company issued notes payable of $6,890,988 with a maturity date of June 30, 2006 at an escalating interest rate for approximately 74% of 736 acres of land. (Note 5)

Line of Credit

In September 2005, the Company secured a $2,000,000, one year, line of credit master construction loan that provides for draws and repayments for construction and lots. Interest is payable monthly and each draw must be repaid within one year. At September 30, the interest rate on borrowings was 6.75% per annum. Loans made on specific lots and construction are collateralized by such property and construction. The Loan is personally guaranteed by Mr. Wilson.

As of September 30, 2005, the Company had drawn $17,481 against the Loan.

WILSON FAMILY COMMUNITIES, INC.
Notes to Financial Statements
Three Months and Nine Months Ended September 30, 2005 and 2004 and
Year Ended December 31, 2004

(10)    Acquisitions

In May 2005, the Company exchanged 9,000,000 shares of common stock in exchange for all assets, liabilities and partners’ equity of Athena. The assets of Athena included approximately 15 acres of land with a carrying value of $375,354 secured by a note payable totaling $279,800. The fair value of assets acquired were allocated as follows:

Cash	$46,146
Other assets	42,699
Land inventory	375,354
Notes payable	(279,800)
Other liabilities	(166,113)
Net assets acquired with common stock	$18,286

(11)	Common Stock

The Company is authorized to issue 20,000,000 shares of common stock. Each common stockholder is entitled to one vote per share of common stock owned.

(12)	Preferred Stock

The Company is authorized to issued up to 10,000,000 shares of Preferred Stock with a par value of $0.001 per share.

In June 2005, the Company sold 4,400,000 shares of Series A Preferred Convertible Stock, (Series A Preferred), Par Value $0.001 per share, at a price of $1.00 per share. (Note 4)

Also in June 2005 the Company issued 2,404,789 Series A Preferred Stock in conjunction with the acquisition of 24% interesting in a 736 acre tract of land valued at $2,404,789.

The Series A Preferred has a liquidation preference of $1.00 per share plus accrued dividends, (“Liquidation Amount”). The Series A Preferred can only be redeemed at the Company’s option for a price of $4.00 per share the first year, $5.00 per share in the second year and $7.50 per share the third year. The shares can be converted at the option of the holder. The conversion rate is the current Liquidation Amounts divided by the Conversion Price. The Conversion Price shall initially be the original purchase price of the stock. The stock shall automatically convert in a 1933 Act filing at $6 per share or more, a merger or a business combination with a public entity or upon vote of a majority of holders of the preferred stock.

Each share of Series A Preferred votes as one share of common stock.

The Series A Preferred has anti-dilution protection in the event that the Company sells shares of its capital stock or securities convertible into or exercisable for shares of its capital stock for a price per share less than the Series A Preferred purchase price. The Series A Preferred will also have 15 days to exercise their preemptive right to purchase a pro-rata portion of any equity securities offered by the Company in the future on the same terms and conditions as the Company proposes to offer such securities to other parties. No adjustment will be made for issuances by the Company pursuant to the Company’s Stock Option Plan, or in connection with an IPO, business acquisition or other similar agreements for anti-dilutive or preemptive rights.

WILSON FAMILY COMMUNITIES, INC.
Notes to Financial Statements
Three Months and Nine Months Ended September 30, 2005 and 2004 and
Year Ended December 31, 2004

(12)	Preferred Stock (continued)

Dividend Rights

The holders of the Series A Preferred are entitled to receive a $0.10 per share annual dividend. Any unpaid dividends accrue until such time as they can be paid.

Conversion to Common Stock

On October 11, 2005 each share of Series A Preferred was converted into one share of common stock per the terms of the Merger. (Note 14)

(13)	Common Stock Option / Stock Incentive Plan

Stock Option Plan

In August 2005, the Company adopted the “Wilson Family Communities, Inc. 2005 Stock Option/Stock Issuance Plan”, the “Stock Option Plan”. The plan contains two separate equity programs: 1) the Option Grant Program for eligible persons at the discretion of the plan administrator, be granted options to purchase shares of common stock and 2) the Stock Issuance Program under which eligible persons may, at the discretion of the plan administrator, be issued shares of common stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Company or any parent or subsidiary.

The Board of Directors (“Board”) is the plan administrator and has full authority (subject to provisions of the plan) and it may delegate a committee to carry out the functions of the administrator. Persons eligible to participate in the plan are employees, non-employee members of the Board or member of the board of directors of any parent or subsidiary.

The stock issued under the Stock Option Plan shall not exceed 1,680,478 shares.

Unless terminated at an earlier date by action of the Board of Directors, the Plan terminates upon the earlier of (1) the expiration of the ten year period measured from the date the Plan is adopted by the Board or (2) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares. The Company had 830,478 shares of common stock available for future grants under the Plan at September 30, 2005.

The Company applies APB No. 25 in accounting for its stock options issued to employees and, accordingly, no compensation cost has been recognized in the financial statements as the exercise prices of the options granted were deemed to equal or exceed the fair value of the underlying common stock at the date of grant.

Options granted to non-employees were recorded at fair value in accordance with SFAS No. 123 and EITF 96- 18. These options were issued pursuant to the Plan and are reflected in the disclosures below. None of the options were vested as of September 30, 2005. There were no options issued prior to the Plan’s inception in August 2005. A summary of activity in common stock options for the nine months ending September 30, 2005 are as follow:

WILSON FAMILY COMMUNITIES, INC. Notes to Financial Statements Three Months and Nine Months Ended September 30, 2005 and 2004 and Year Ended December 31, 2004

(13)	Common Stock Option / Stock Incentive Plan (continued)
				Weighted-
			Range of	Average
		Shares	Exercise Prices	Exercise Price
	Options granted at plan inception	850,000	$2.00	$2.00
	Options exercised	-	-	-
	Options forfeited	-	-	-
	Options outstanding, September 30, 2005	850,000	$2.00	$2.00
	Add: Available for issuance	830,478
	Total available under plan	1,680,478

The following is a summary of options outstanding and exercisable at September 30, 2005:

	Outstanding		Vested and Outstanding
	Weighted			Weighted
Number of	Average			Average
Shares	Remaining	Weighted		Remaining	Weighted
Subject to	Contractual	Average	Number of	Contractual	Average
Options	Life	Exercise	Vested	Life	Exercise
Outstanding	(in years)	Price	Shares	(in years)	Price
850,000	10.0	$2.00	-	-	$2.00

14)   Subsequent Events

Merger

On October 11, 2005, pursuant to an Agreement and Plan of Reorganization dated as of September 2, 2005 by and among Wilson Holdings, Inc., a Nevada corporation formerly known as Cole Computer Corporation, Wilson Acquisition Corp., a Delaware corporation, the Company, and a majority of the shareholders, Wilson Acquisition Corp. was merged with and into the Company, and the Company became a wholly-owned subsidiary of Wilson Holdings, Inc. (the “Merger”). As a result of the Merger, Wilson Holdings, Inc., which previously had no material operations, acquired the business of WFC.

Upon consummation of the Merger each share of Company common stock was converted into one share of common stock of Wilson Holdings, Inc., and each share of Company Series A Convertible Preferred Stock was converted into one share of common stock of Wilson Holdings, Inc.

Immediately prior to the Merger, as the result of a reverse stock split and the conversion of certain indebtedness into shares of our common stock, there were approximately 884,463 shares of our common stock outstanding. Approximately 16.8 million shares were issued to holders of issued and outstanding Company common and preferred stock. Former holders of options to purchase the common stock of the Company hold rights to purchase in the aggregate approximately 850,000 shares of Wilson Holdings, Inc. common stock. The capitalization of Wilson Holdings, Inc. is approximately 19.4 million shares on a fully-diluted basis.

This transaction will be accounted for as a reverse merger and as a result of this transaction, the Company has become part of a publicly traded entity.

WILSON FAMILY COMMUNITIES, INC.
Notes to Financial Statements
Three Months and Nine Months Ended September 30, 2005 and 2004 and
Year Ended December 31, 2004

14)   Subsequent Events (Continued)

Option Purchase Agreements

The company entered into options to purchase and develop an additional property under varying terms and schedules subsequent to September 30, 2005. The Company has made earnest money deposits of approximately $278,000, of which approximately $100,000 is not refundable, subsequent to September 30, 2005.

Related Party Transactions

In October 2005, the Company repaid the remaining $140,000 advanced by Mr. Wilson to the Company.

Private Placement

The Company has received a non-binding term sheet for $10 million of 5% indentures with common stock conversion features. The Company will be required to file a registration statement for the underlying shares of Common Stock, with penalties up to 15% of the underlying common stock, payable in the form of common stock warrants, if certain registration milestones are not met. The value assigned to the warrants, if issued, will be initially treated as liabilities and marked to market value based on EITF 00-19 and SFAS No. 133. Once the warrants are registered, they will be reclassified to equity.

Bridge Loans

Lenders that plan to participate in the Private Placement discussed above have provided approximately $5 million of bridge loan financing to the Company at 8%, with a maturity date of January 10, 2006. The bridge loans are intended to give both the Company and lenders adequate time to negotiate and finalize the anticipated transaction.